UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2010

DineEquity, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

450 North Brand Boulevard, Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

(818) 240-6055
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Press Release

On September 22, 2010, DineEquity, Inc. (the “Company”) issued a press release entitled, “DineEquity, Inc. Previews Third Quarter 2010 Same-Restaurant Sales Performance.”  A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

The information in the press release constitutes forward-looking statements provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed.  These factors include, but are not limited to the factors identified in the press release under “Forward-Looking Statements,” and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of Annual and Quarterly Reports on Forms 10-K and 10-Q.  The Company disclaims any intent or obligation to update this forward-looking information.

The information set forth in response to this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit
Number	Description

99.1	Press release dated September 22, 2010, re Preview Third Quarter 2010 Same-Restaurant Sales Performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           September 22, 2010

DineEquity, Inc.

By:	/s/ John F. Tierney
	Name:	John F. Tierney
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 22, 2010, re Preview Third Quarter 2010 Same- Restaurant Sales Performance.